Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Class A Common Stock, $0.01 par value per share, of Hyatt Hotels Corporation beneficially owned by them on a combined basis, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D by reason of entering into this Joint Filing Agreement.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

When this Joint Filing Agreement is executed by a trustee of a trust, such execution is by the trustee, not individually, but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing contained in this Joint Filing Agreement shall be construed as granting any power over a trustee’s individual affairs or imposing any liability on any such trustee personally for breaches of any representations or warranties made hereunder or personally to pay any amounts required to be paid hereunder, or personally to perform any covenant, either express or implied, contained herein. Any liability of a trust or trustee hereunder shall not be a personal liability of any trustee, grantor or beneficiary thereof, and any recourse against a trustee shall be solely against the assets of the pertinent trust.

[Signature Page Follows]

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 1st day of January, 2026.

Maroon Private Trust Company, LLC, solely as trustee of the trusts listed on Schedule 1

By:	/s/ Derek Arend
Derek Arend
President

THHC, L.L.C.

By:	The Pritzker Organization, L.L.C., its Manager

By:	/s/ Joseph Gleberman
Joseph Gleberman
CEO

1902 Capital, LLC

By:	The Pritzker Organization, L.L.C., its Manager

By:	/s/ Joseph Gleberman
Joseph Gleberman
CEO

The Pritzker Organization, L.L.C.

By:	/s/ Joseph Gleberman
Joseph Gleberman
CEO

[Signature Page to Joint Filing Agreement]

Enterprise IC, LLC

By:	/s/ Derek Arend
Derek Arend
President

/s/ Thomas J. Pritzker
Thomas J. Pritzker, as trustee of the trust listed on Schedule 2, as trustee of Maroon Trust, solely in such trust’s capacity as the member of Maroon Private Trust Company, LLC, and individually

JNP ECI Investments, LLC

By:	/s/ Derek Arend
Derek Arend
President

BTP ECI Investments, LLC

By:	/s/ Derek Arend
Derek Arend
President

DTP ECI Investments, LLC

By:	/s/ Derek Arend
Derek Arend
President

/s/ Jason Pritzker
Jason Pritzker

[Signature Page to Joint Filing Agreement]

Schedule 1

Name of Trusts	Jurisd. of Org.
ECI QSST Trust No. 4	South Dakota
ECI QSST Trust No. 5	South Dakota
ECI QSST Trust No. 6	South Dakota

Schedule 2

Name of Trust	Jurisd. of Org.
TJP Revocable Trust	Illinois